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                                                                     Exhibit 5.1


                              December 4, 2003

Proxim Corporation
935 Stewart Drive
Sunnyvale, California 94085
(408) 731-2700

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by Proxim Corporation (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 7,000,000 shares of Class A Common Stock of the Company available for issuance under the Company's 2002 Nonstatutory Stock Option Merger Plan, (ii) 5,000,000 shares of Class A Common Stock of the Company available for issuance under the Company's 2002 Nonstatutory Stock Option Acquisition Plan and (iii) 3,000,000 shares of Class A Common Stock of the Company to be issued under that certain Stand-Alone Stock Option Agreement by and between the Company and Franco Plastina. Such shares of Class A Common Stock are referred to herein as the "Shares" and such plans, together with such stand-alone option agreement, are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

      It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant or purchase under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI,
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.